______________________________________________________
      ______________________________________________________



                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                             FORM 8-K



         CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                THE SECURITIES EXCHANGE ACT OF 1934



                 Date of Report:  October 16, 1996




                    COMPAQ COMPUTER CORPORATION
      (Exact name of Registrant as specified in its charter)


Delaware                           1-9026                  76-0011617
(State or other                 (Commission             (I.R.S. Employer
jurisdiction of                 File Number)           Identification No.)
incorporation or organization)


                  20555 SH 249, Houston, Texas 77070
                     (Address, including zip code,
             of Registrant's principal executive offices)


 Registrant's telephone number, including area code:   (713) 370-0670

      ______________________________________________________
      ______________________________________________________

Item 5.  Other Events.

     The Registrant's news release dated October 16, 1996, with respect to its financial results for the periods ended September 30, 1996, including an unaudited consolidated balance sheet as of September 30, 1996, and an unaudited consolidated statement of income for the period ended September 30, 1996, is attached.

                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Compaq Computer Corporation

October 16, 1996              /s/  Earl Mason
                              ------------------------------------
                              Earl Mason, Senior Vice President,
                              Finance, and Chief Financial Officer
                              (as authorized officer and as
                              principal financial officer)

Compaq Computer Corporation    P.O. Box 692000            News Release
Public Relations Department    Houston, Texas  77269-2000
Tel 713-514-0484
Fax 713-514-4583                        http://www.compaq.com

FOR IMMEDIATE RELEASE

        Compaq's Third Quarter Earnings Per Share $1.25;
            Sales Increase 25 Percent to $4.5 Billion

     HOUSTON, October 16, 1996 - Compaq Computer Corporation (NYSE:CPQ) today announced net income of $350 million for the third quarter ended September 30, 1996, an increase of 43 percent over the 1995 third quarter. Earnings per share rose to $1.25, compared with $.89 reported in the same period of 1995. Compaq's worldwide sales grew 25 percent to $4.5 billion, compared with $3.6 billion reported in the third quarter of 1995.
     "We're very pleased with Compaq's continuing solid financial performance, and especially with the improvements in earnings and the growth of gross margins to 23.8 percent," said Eckhard Pfeiffer, President and Chief Executive Officer, Compaq Computer Corporation.
     Earl Mason, Compaq Senior Vice President of Finance and Chief Financial Officer, said, "Our ongoing focus on asset management reduced Compaq's inventory by $855 million, compared with the third quarter of 1995, increased inventory turns from
5.1 to 9.0, and decreased Days Sales Outstanding from 67 to 57. Taken together, these operational improvements lifted our cash balance 185 percent from the previous year to $3.2 billion.
These excellent results achieved a return on invested capital of
39.2 percent, providing a notable increase in shareholder value."

Outlook
     "Our outlook continues to call for a strong second half," said Pfeiffer. "We're confident that Compaq's business model enables us to gain market share and improve profitability. I see a number of developments working in our favor. First, the options business, which includes monitors, hard drives, keyboards, CD changers and other accessories, remains one of our most profitable businesses and has grown significantly over the third quarter of 1995. Second, we now have the strongest lineup of products and strategic partnerships in our history. Our midrange servers have set a new industry-leading price/performance benchmark, and our technology know-how related to the Internet and corporate intranets is gathering momentum as demonstrated by the announcement of the new high-performance Netelligent networking products. At the end of the month, we intend to launch industry-standard NT-based workstations, priced far less than proprietary workstations, that will meet the demanding needs of engineering and financial professionals. This is further evidence of our ability to break new ground in distributed enterprise computing."

Company Background
     Compaq Computer Corporation, a Fortune 100 company, is the fifth largest computer company in the world and the largest global supplier of personal computers, delivering useful innovation through products that connect people with people and people with information. The company is an industry leader in environmentally friendly programs and business practices. Compaq is strategically organized to meet the current and future needs of its customers, offering Internet and enterprise computing solutions, networking products, commercial PC products and consumer PCs. As the leader in distributed enterprise solutions, Compaq has shipped approximately one million servers. In 1995, the company reported worldwide sales of $14.8 billion. Compaq products are sold and supported in more than 100 countries through a network of authorized Compaq marketing partners. Customer support and information about Compaq and its products can be found at http://www.compaq.com or by calling 1-800-OK-COMPAQ. Product information and reseller locations can be obtained by calling 1-800-345-1518.
     This release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include the timely development, production, and acceptance of new products; responses to pricing actions and promotional programs; continued competitive factors and pricing pressures; changes in product mix; and inventory risks due to shifts in market demand. Further information on the factors that could affect the company's financial results are included in the company's SEC filings, including the Form 10-Q for the quarter ended June 30, 1996, and the Form 10-Q for the quarter ended September 30, 1996, which will be filed shortly.

  (Attached is the Consolidated Balance Sheet and Statement of
                            Income.)
                      #         #         #

Compaq, Registered U.S. Patent and Trademark Office. Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

For further editorial information, contact:
Compaq Computer Corporation
Bob Beach 713-514-0484
bbeach@bangate.compaq.com
Miller/Shandwick Technologies
Donna Ruane    617-536-0470
druane@millercom.com

                         COMPAQ COMPUTER CORPORATION
                         CONSOLIDATED BALANCE SHEET
                                 (Unaudited)

                                   ASSETS
                                                     September 30,  December 31,
                                                          1996         1995
                                                       ---------   ------------
                                                            (in millions)
Current assets:
 Cash and cash equivalents                              $ 3,191      $   745
 Accounts receivable, net                                 2,828        3,141
 Inventories                                              1,489        2,156
 Deferred income taxes                                      364          365
 Prepaid expenses and other current assets                  124          120
                                                        -------      -------
  Total current assets                                    7,996        6,527
Property, plant, and equipment,
 less accumulated depreciation                            1,174        1,110
Other assets                                                174          181
                                                        -------      -------
                                                        $ 9,344      $ 7,818
                                                        =======      =======

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                       $ 1,882      $ 1,379
 Income taxes payable                                        95          190
 Other current liabilities                                1,306        1,111
                                                        -------      -------
  Total current liabilities                               3,283        2,680
                                                        -------      -------
Long-term debt                                              300          300
                                                        -------      -------
Deferred income taxes                                       224          224
                                                        -------      -------
Stockholders' equity:-
 Preferred stock, $.01 par value
  (authorized: 10 million shares; issued: none)
 Common stock and capital in excess of $.01 par value
  (authorized: 1 billion shares; issued and outstanding:
  270.8 million shares at September 30, 1996
  and 267.1 million shares at December 31, 1995)            962          890
 Retained earnings                                        4,575        3,724
                                                        -------      -------
  Total stockholders' equity                              5,537        4,614
                                                        -------      -------
                                                        $ 9,344      $ 7,818
                                                        =======      =======

                   COMPAQ COMPUTER CORPORATION
               CONSOLIDATED STATEMENT OF INCOME
                          (Unaudited)

                                       Nine months      Quarter ended
                                          ended
                                      September 30,     September 30,
                                      1996     1995     1996    1995
                                    -------  -------   ------  ------
                                 (in millions, except per share amounts)

Sales                               $12,687  $10,054   $4,481  $3,594
Cost of sales                         9,814    7,685    3,414   2,775
                                    -------  -------   ------  ------
                                      2,873    2,369    1,067     819
                                    -------  -------   ------  ------

Research and development costs          302      189      105      65
Selling, general, and
administrative expense                1,340    1,125      469     406
Other income and expense, net            16       74       (6)      8
                                    -------  -------   ------  ------
                                      1,658    1,388      568     479
                                    -------  -------   ------  ------
Income before provision for
income taxes                          1,215      981      499     340
Provision for income taxes              364      274      149      95
                                    -------  -------   ------  ------
Net income                          $   851  $   707   $  350  $  245
                                    =======  =======   ======  ======

Earnings per common and common
 equivalent share:
  Primary                           $  3.07  $  2.59   $ 1.26  $ 0.89
                                    =======  =======   ======  ======
  Assuming full dilution            $  3.05  $  2.57   $ 1.25  $ 0.89
                                    =======  =======   ======  ======
Shares used in computing
 earnings per common
 and common equivalent share:
  Primary                             277.1    272.8    278.4   275.2
                                    =======  =======   ======  ======
  Assuming full dilution              278.8    274.5    279.1   275.2
                                    =======  =======   ======  ======